SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 5, 2009

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CSX CORPORATION
(Exact name of registrant as specified in its charter)

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Virginia
(State or other jurisdiction of
incorporation or organization)

1-8022	62-1051971
(Commission File No.)	(I.R.S. Employer Identification No.)

500 Water Street, 15th Floor, Jacksonville, FL 32202
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:
(904) 359-3200

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

Section 16(b) Settlement

On March 5, 2009, a federal court in New York signed an order and final judgment (the “Order”) approving a settlement reached by all parties to a civil action brought by plaintiff, Deborah Donoghue, a shareholder of CSX Corporation (“CSX”), to recover so-called “short-swing” profits under Section 16(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) alleged to have been realized by defendants The Children’s Investment Fund and 3G Capital Partners LP in connection with their purchases and sales of CSX securities.  The Order will become final following entry, either by expiration of the time for appeal or review of the Order or, if any appeal is filed and not dismissed, after the Order is affirmed on appeal and is no longer subject to review upon appeal or by writ of certiorari or motion for reconsideration.  CSX will receive $10 million from The Children’s Investment Fund and $1 million from 3G Capital Partners LP, less $550,000 for attorney’s fee and expenses, no later than the tenth business day after the Order becomes final, and the defendants will be released from claims of violations of Section 16(b) of the Exchange Act.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSX CORPORATION

By:	/s/ Ellen M. Fitzsimmons
Ellen M. Fitzsimmons
Senior Vice President - Law and Public Affairs, General Counsel and Corporate Secretary

Date: March 6, 2009